                                                                 EXHIBIT 10.15

                     AMENDMENT NO. 5 TO FINANCING AGREEMENT

     THIS AMENDMENT NO. 5 TO FINANCING AGREEMENT dated as of November ___, 2002 (this "AMENDMENT") is by and among ALDERWOODS GROUP, INC., a Delaware corporation ("BORROWER"), CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT"), for itself as Lender, and as Agent for the Lenders ("Agent"), FLEET CAPITAL CORPORATION, as a Lender, and the Credit Parties to the Financing Agreement listed on Annex A thereto ("CREDIT PARTIES").

                              W I T N E S S E T H :

     WHEREAS, Borrower, Credit Parties, Agent, and Lenders are parties to that certain Financing Agreement dated as of January 2, 2002 (as amended, restated or otherwise modified prior to date hereof, the "FINANCING AGREEMENT"; capitalized terms used herein shall have the meanings assigned to such terms in the Financing Agreement as amended hereby unless otherwise defined herein);

     WHEREAS, Borrower, Credit Parties, Agent, and Lenders desire to amend the Financing Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the parties hereto hereby agree as follows:

     1. GENERAL AMENDMENTS.

     (a) The definitions of "Fiscal Monthly Period", "Line of Credit", "Obligations" and "Termination Date" in Section 1 of the Financing Agreement are hereby amended and restated as follows:

          "FISCAL MONTHLY PERIOD shall mean, for Borrower and its Subsidiaries, a reference to one of the thirteen (13) four-week fiscal periods in which Borrower's and its Subsidiaries' Fiscal Year is divided; PROVIDED that the first Fiscal Monthly Period in Fiscal Year 2002 shall commence on January 2, 2002 and end on January 26, 2002, which shall constitute less than a four-week period and the last Fiscal Monthly Period in Fiscal Year 2004 shall commence on November 27, 2004 and end on January 1, 2005, which shall constitute more than a four-week period.

          "OBLIGATIONS shall mean: (a) all loans and advances made by the Agent and the Lenders to the Borrower or to others for the Borrower's account (including, without limitation, all Revolving Loans and all payments made by the Agent, on behalf of the Lenders, with respect to Letter of Credit);
     (b) any and all other indebtedness, obligations and liabilities that is owed by the Borrower to the Agent, the Collateral Agent or any Lender and arising out of, or incurred in connection with, this Financing Agreement or any of the other Credit Documents (including all Out-of-Pocket Expenses), whether (i) now in existence or incurred by such Credit Party from time to time hereafter, (ii) secured by a Lien upon any of such Credit Party's assets or property or the assets or property of any other Person, (iii) such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect, or (iv) any Credit Party is liable to the Agent, the Collateral Agent or any Lender for such indebtedness as principal, surety, endorser, guarantor or otherwise; (c) all indebtedness, obligations and liabilities owed by any Credit Party to the Agent, the Collateral Agent and/or the Lenders under this Financing Agreement, or any of the other Credit Documents (including all Out-of-Pocket Expenses), any other agreement or arrangement now or hereafter entered into between such Credit Party, on one hand, and the Agent or the Collateral Agent, on the other hand, relating to the transactions contemplated by this Financing Agreement; (d) indebtedness, obligations and liabilities incurred by, or imposed on, the Agent, the Collateral Agent or any Lender as a result of the environmental claims relating to a Credit Party's operations, premises or waste disposal practices or disposal sites; (e) a Credit Party's liabilities to the Agent, the Collateral Agent or any Lender as maker or endorser of any promissory note or other instrument for the payment of money; (f) the Borrower's liabilities to the Agent or any Lender under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Agent or any Lender may make or issue to others for the Borrower's account, including any accommodations extended by the Agent with respect to applications for Letters of Credit, the Agent's or any Lender's acceptance of drafts or the Agent's or any Lender's endorsement of notes or other instruments for the Borrower's account and benefit; and (g) all indebtedness, obligations and liabilities owed by any Credit Party to the Agent and/or any Lender in respect of any Qualified Hedging Agreement.

          "TERMINATION DATE shall mean the date occurring three (3) years from the Closing Date, unless terminated in accordance with SECTION 11 of this Financing Agreement.

          "LINE OF CREDIT shall mean the commitment of the Lenders in an aggregate amount equal to $75,000,000 (or such lesser amount established pursuant to SECTIONS 4.1 AND/OR 4.2 of this Financing Agreement), to (a) make Revolving Loans pursuant to SECTION 3 of this Financing Agreement, and
     (b) assist the Borrower in opening Letters of Credit pursuant to SECTION 5 of this Financing Agreement, PROVIDED that the aggregate amount of the Line of Credit shall be reduced dollar for dollar by the amount of the Qualifying IPA Reserve, if any, in effect from time to time pursuant to
     SECTION 12.10 of this Financing Agreement.

     (b) Section 1 of the Financing Agreement is hereby amended by adding in appropriate alphabetical order the following new defined term:

          "EARLY TERMINATION DATE shall mean any date prior to the Termination Date on which the Company terminates this Financing Agreement.

          EARLY TERMINATION FEE Shall mean an amount equal to the product obtained by multiplying (a) the maximum amount of the Line of Credit TIMES
     (b) (i) one-half of one percent (0.50%) if the Early Termination Date occurs after first anniversary of the Closing Date but on or before the second anniversary of the Closing Date; (ii) one-quarter of one percent (0.25%) if the Early Termination Date occurs after the second anniversary of the Closing Date but prior to the Termination Date, or (iii) zero, if the Early Termination Date, if any, occurs on any other date.

          QUALIFIED HEDGING AGREEMENT Shall mean: (i) an Interest Rate Protection Agreement permitted pursuant to SECTION 12.10 hereof; and (ii) any other Interest Rate Protection Agreement or Currency Agreement provided by any Lender to any Credit Party to which the Required Lenders have given their written approval to be included as a Qualifying Hedging Agreement."

     (c) Section 4.4(a) of the Financing Agreement as hereby amended and restated as follows:

          "(a) Except as otherwise specifically set forth in this Financing Agreement, all payments and cash proceeds of Collateral received by Agent shall be applied to amounts then due and payable in the following order:
     (1) to payment of all Out-of-Pocket Expenses and indemnification obligations owing to the Agent and/or Lenders hereunder; (2) to interest and fees on the Line of Credit; (3) to any unreimbursed drawing under any Letter of Credit (unless otherwise required by Section 9 hereof); (4) to principal payments on the Revolving Loans in accordance with Section 8.9 hereof; (5) to payment of any other Obligations which may be then due and owing (other than in respect of any Qualifying Hedging Agreements); and (6) to payment of any Obligations which may be then due and owing in respect of any Qualifying Hedging Agreements; PROVIDED that, upon the occurrence and during the continuation of any Event of Default, Agent shall have the right to apply all payments and cash proceeds of Collateral to such of the Obligations as Agent may deem advisable, and in the absence of a specific determination by Agent with respect thereto, payments and cash proceeds of Collateral shall be applied to amounts then due and payable in the following order: (1) to Out-of-Pocket Expenses and indemnification obligations owing to the Agent and/or Lenders hereunder; (2) to interest and fees on the Line of Credit; (3) to any unreimbursed drawing under any Letter of Credit (unless otherwise required by Section 9 hereof); (4) to principal payments on the Revolving Loans and/or to provide cash collateral for Letters of Credit (including, without limitation, any Minimum L/C Draw Obligations) in an amount equal to 105% of the face amount thereof; (5) to all other Obligations (other than in respect of any Qualifying Hedging Agreements); and (6) to payment of any Obligations which may be then due and owing in respect of any Qualifying Hedging Agreements;"

     (d) Section 7.1.8(f) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

          "(f) Borrower will furnish to the Agent and the Lenders, no later than thirty (30) days prior to the beginning of each Fiscal Year of the Borrower, projections for each period (assuming a thirteen period Fiscal
     Year) of the Consolidated Balance Sheet, the consolidated statements of profits and loss and cash flow of the Borrower, as well as projected Availability for the Borrower for such Fiscal Year;"

     (e) Section 7.1.9(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

          "(a) TANGIBLE NET WORTH. Unless otherwise consented to by the Required Lenders, the Borrower agrees to maintain on a consolidated basis at all times, a Tangible Net Worth of not less than the amounts listed below during the periods set forth below (collectively, the "REQUIRED TNW AMOUNT");

     Period                                                Required TNW Amount
     ------                                                -------------------
     Closing Date to February 23, 2002                         $155,000,000
     February 23, 2002 to December 28, 2002                    $129,626,100
     Fiscal Year ending December 27, 2003                      $136,000,000
     Fiscal Year ending January 1, 2005                        $149,000,000"

     (f) Section 7.1.9(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

          "(b) FIXED CHARGE COVERAGE RATIO. Unless otherwise consented to by the Required Lenders, the Borrower agrees to maintain, on a consolidated basis, a Fixed Charge Coverage Ratio, calculated for each of the periods set forth below, of not less than:

     Period                                                   Ratio
     ------                                                   ------
     Closing Date to January 26, 2002                         1.00:1
     Closing Date to February 23, 2002                        1.00:1
     Closing Date to March 23, 2002                           1.00:1
     Closing Date to April 20, 2002                           1.00:1
     Closing Date to May 18, 2002                              .90:1
     Closing Date to June 15, 2002                             .90:1
     Closing Date to July 13, 2002                             .90:1
     Closing Date to August 10, 2002                           .90:1
     Closing Date to September 7, 2002                         .90:1
     Closing Date to October 5, 2002                           .90:1
     Closing Date to November 2, 2002                          .90:1
     Closing Date to November 30, 2002                         .90:1
     Closing Date to December 28, 2002                         .90:1
     Closing Date to January 25, 2003 and each                 .90:1"
     consecutive thirteen (13) Fiscal Monthly Period
     ending thereafter

     (g) Section 7.1.9(c) of the Financing Agreement is hereby amended and restated in its entirety as follows:

          "(c) The Credit Parties, on a consolidated basis, shall not make Capital Expenditures during any Fiscal Year that exceed, in the aggregate, $40,000,000."

     (h) Section 11 of the Financing Agreement is hereby amended and restated in its entirety as follows:

          "This Financing Agreement and the Line of Credit shall terminate on the Termination Date. Notwithstanding the foregoing, (a) the Agent or the Required Lenders (acting through the Agent) may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided that in the case of an Event of Default listed in SECTION 10.1(c) of this Financing Agreement, the Agent and the Lenders may regard the Financing Agreement as terminated and notice to that effect is not required, and (b) the Borrower may terminate this Financing Agreement and the Line of Credit prior to the Termination Date upon thirty (30) days' prior written notice to the Agent, PROVIDED that the Borrower pays to the Agent, for the benefit of Lenders, immediately on demand, any applicable Early Termination Fee. All Obligations shall become due and payable as of any termination hereunder or under Section 10 of this Financing Agreement and, pending a final accounting, the Agent may withhold any balances in the Borrower's Revolving Loan Account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent; provided that, if no amounts are outstanding with respect to Obligations, any positive balances in the Borrower's Revolving Loan Account shall be returned to the Borrower. All of the Agent's and the Lenders' rights, Liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full."

     (i) Section 8.2 of the Financing Agreement is hereby amended and restated in its entirety as follows:

          "8.2 DEFAULT RATE. Upon the occurrence and during the continuance of an Event of Default, all Obligations shall, at the Agent's election at any time thereafter, bear interest at the Default Rate until such Event of Default is waived, PROVIDED that this Section 8.2 shall not apply to any indebtedness, obligations or liabilities owed by any Credit Party to the Agent and/or any Lender in respect of any Qualified Hedging Agreement."

     (j) The following new Section 12.10 is hereby added immediately after
Section 12.9 and shall read as follows:

          "12.10 QUALIFYING HEDGING AGREEMENTS. Subject to each of the terms and conditions contained in this SECTION 12.10, Borrower shall be permitted to enter into Interest Rate Protection Agreements with the Lenders, in form and substance acceptable to the Lenders, which permits Borrower to convert the fixed rate of interest on up to $100,000,000 of principal amount of the Senior Notes into a floating rate of interest to be determined between the Borrower and the Lenders in such Interest Rate Protection Agreements
     (each a "QUALIFYING IPA") so long as on the date any such Qualifying IPA becomes effective (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Qualifying IPA Exposure (as defined below) is less than $15,000,000, (iii) unused Availability exceeds $25,000,000, and (iv) each of CIT and Fleet participate equally in the provision of such Interest Rate Protection Agreement. If Borrower and Lenders enter into a Qualifying IPA, the following terms and conditions shall apply at all times while such Qualifying IPA shall remain in effect or any Interest Rate Protection Obligations in respect of such Qualifying IPA shall remain outstanding:

          (a) In addition to and not in lieu of any other Availability Reserves which may be outstanding from time to time, the Agent shall establish and maintain a special Availability Reserve in respect of such Qualifying IPA (the "QUALIFYING IPA RESERVE"). The amount of the Qualifying IPA Reserve, if any, shall be equal to the amount reasonably determined in good faith by the Agent to be the maximum projected amount of potential Interest Rate Protection Obligations owing by Borrower, reduced by the actual amount, if any, of Interest Rate Protection Obligations owing to Borrower, in respect of such Qualifying IPA at such time (the "QUALIFYING IPA EXPOSURE"). The Agent shall receive periodic reports from the Lender(s) issuing the Qualifying IPA(s) computing the Qualifying IPA Exposure and may utilize such reports in adjusting and maintaining the Qualifying IPA Reserve.

          In no event shall the imposition of any Qualifying IPA Reserve limit or restrict the right of the Agent to charge the Borrower's Revolving Loan account for all interest, fees, expenses and other Obligations that are due and payable to Agent and/or the Lenders under this Financing Agreement or any other Credit Document, irrespective of whether sufficient Availability exists at such time.

          (b) Though such Qualifying IPA may have a final maturity date of January 2, 2007, the terms of such Qualifying IPA shall provide that the same shall immediately terminate upon the date that this Financing Agreement shall terminate in accordance with SECTION 11 hereof.

     2. CONDITIONS TO EFFECTIVENESS.

     This Amendment shall become effective upon the date each of the following conditions have been met to the satisfaction of Agent:

     (a) Agent shall have received executed counterparts to this Amendment from Borrower and each Credit Party and each Lender shall have executed this Amendment and delivered a fully executed copy of this Amendment to Borrower.

     (b) Borrower shall have paid to Agent an extension fee in the amount of $343,750 to be distributed between CIT and Fleet in the amount of $250,000 and $93,750 respectively. Unless Borrower wires such amount to Agent by noon on the effective date of this Amendment, Agent shall be authorized to charge Borrower's loan account for such fee.

     3. REPRESENTATIONS AND WARRANTIES. Borrower and Credit Parties hereby each and individually represent and warrant that:

     (a) the execution, delivery and performance by Borrower and Credit Parties of this Amendment have been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of Borrower and Credit Parties enforceable against Borrower and Credit Parties in accordance with its terms;

     (b) each of the representations and warranties made by Borrower and Credit Parties contained in the Financing Agreement and the Credit Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date;

     (c) neither the execution, delivery and performance of this Amendment nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower's or any Credit Parties' certificate or articles of incorporation or formation, bylaws, partnership agreement, operating agreement or other organizational documents (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any loan agreement, lease, indenture, mortgage, deed of trust, note, security agreement or pledge agreement to which Borrower or any Credit Party is a signatory or by which Borrower or such Credit Party or any of Borrower's or such Credit Party's assets are bound; and

     (d) no Default or Event of Default has occurred and remains outstanding under the Financing Agreement as of the date hereof.

     4. MISCELLANEOUS.

     (a) Except as expressly amended herein, all of the terms and provisions of the Financing Agreement and the Credit Documents are ratified and confirmed in all respects and shall remain in full force and effect.

     (b) Upon the effectiveness of this Amendment, all references in the Credit Documents to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment and all references in the Financing Agreement to "this Agreement," "hereof," "herein," or similar terms, shall mean and refer to the Financing Agreement as amended by this Amendment.

     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment to or waiver of any right, power or remedy of the Agent or any Lender under the Financing Agreement or any of the Credit Documents, or constitute an amendment or waiver of any provision of the Financing Agreement or any of the Credit Documents nor shall it prejudice any rights, powers or remedies that Agent, on behalf of Lenders, or any Lender may now have or may have in the future under or in connection with the Financing Agreement or any other Credit Document.

     (d) This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement. This Amendment may be executed and delivered by telecopier with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

     (e) Borrower and Credit Parties agree to reimburse Agent and Lenders for all reasonable fees, costs and expenses in connection with this Amendment, including the fees, costs and expenses of counsel or other advisors for advice, assistance or other representation in connection with this Amendment.

     (f) Any provision contained in this Amendment that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Amendment in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction.

     (g) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

     5. GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date set forth above.

                                  THE CIT GROUP/BUSINESS CREDIT, INC.,
                                  AS THE AGENT AND A LENDER

                                  By:
                                      ----------------------------------------
                                  Its: Vice President


                                  FLEET CAPITAL CORPORATION,
                                  AS A LENDER

                                  By:
                                      ----------------------------------------
                                  Its:
                                       ---------------------------------------


                                  ALDERWOODS GROUP, INC.

                                  By:
                                      ----------------------------------------
                                  Its: Authorized Signatory


                                  CREDIT PARTIES:

                                  Each of the Credit Parties listed on ANNEX A attached hereto

                                  By:
                                      ----------------------------------------
                                  Its:
                                       ---------------------------------------

                                  On behalf of and intending to legally bind each of the Credit Parties listed on ANNEX A hereto

            [Signature Page to Amendment No. 5 to Financing Agreement]

                                     ANNEX A

                                 CREDIT PARTIES

ALASKA
Alderwoods (Alaska), Inc.

ARIZONA
Alderwoods (Arizona), Inc.
Hatfield Funeral Home, Inc.
Phoenix Memorial Park Association

ARKANSAS
Alderwoods (Arkansas), Inc.

CALIFORNIA
Advance Funeral Insurance Services
Alderwoods Group (California), Inc.
Alderwoods (Texas), Inc.
Earthman LP, Inc.
Universal Memorial Centers V, Inc.
Universal Memorial Centers VI, Inc.
Whitehurst-Lakewood Memorial Park and Funeral Service

COLORADO
Alderwoods (Colorado), Inc.

CONNECTICUT
Alderwoods (Connecticut), Inc.

DELAWARE
Administration Services, Inc.
Alderwoods (Alabama), Inc.
Alderwoods (Commissioner), Inc.
Alderwoods (Delaware), Inc.
Alderwoods (Mississippi), Inc.
Alderwoods (Texas), L.P.
American Burial and Cremation Centers, Inc.
H.P. Brandt Funeral Home, Inc.
Lienkaemper Chapels, Inc.
Neweol (Delaware), L.L.C.
Osiris Holding Corporation

DISTRICT OF COLUMBIA
Alderwoods (District of Columbia), Inc.

FLORIDA
Coral Ridge Funeral Home and Cemetery, Inc.
Funeral Services Acquisition Group, Inc.
Garden Sanctuary Acquisition, Inc.
Kadek Enterprises of Florida, Inc.
Levitt Weinstein Memorial Chapels, Inc.
MHI Group, Inc.
Naples Memorial Gardens, Inc.
Osiris Holding of Florida, Inc.
Security Trust Plans, Inc.

GEORGIA
Advanced Planning of Georgia, Inc.
Alderwoods (Georgia), Inc.
Alderwoods (Georgia) Holdings, Inc.
Green Lawn Cemetery Corporation
Poteet Holdings, Inc.
Southeastern Funeral Homes, Inc.

HAWAII
Alderwoods (Hawaii), Inc.

IDAHO
Alderwoods (Idaho), Inc.

ILLINOIS
Alderwoods (Chicago Central), Inc.
Alderwoods (Chicago North), Inc.
Alderwoods (Chicago South), Inc.
Alderwoods (Illinois), Inc.
Chapel Hill Memorial Gardens & Funeral Home Ltd.
Chicago Cemetery Corporation
Elmwood Acquisition Corporation
Mount Auburn Memorial Park, Inc.
Pineview Memorial Park, Inc.
Ridgewood Cemetery Company, Inc.
Ruzich Funeral Home, Inc.
The Oak Woods Cemetery Association
Woodlawn Cemetery of Chicago, Inc.
Woodlawn Memorial Park, Inc.

INDIANA
Advance Planning of America, Inc.
Alderwoods (Indiana), Inc.
Ruzich Funeral Home, Inc.

IOWA
Alderwoods (Iowa), Inc.

KANSAS
Alderwoods (Kansas), Inc.

KENTUCKY
Alderwoods (Partner), Inc.

LOUISIANA
Alderwoods (Louisiana), Inc.

MARYLAND
Alderwoods (Maryland), Inc.

MASSACHUSETTS
Alderwoods (Massachusetts), Inc.
Doba-Haby Insurance Agency, Inc.

MICHIGAN
Alderwoods (Michigan), Inc.

MINNESOTA
Alderwoods (Minnesota), Inc.

MISSISSIPPI
Family Care, Inc.
Riemann Enterprises, Inc.
Stephens Funeral Fund, Inc.

MISSOURI
Alderwoods (Missouri), Inc.

MONTANA
Alderwoods (Montana), Inc.

NEBRASKA
Alderwoods (Nebraska), Inc.

NEVADA
Alderwoods (Nevada), Inc.

NEW HAMPSHIRE
Robert Douglas Goundrey Funeral Home, Inc.
St. Laurent Funeral Home, Inc.
ZS Acquisition, Inc.

NEW MEXICO
Alderwoods (New Mexico), Inc.
Strong-Thorne Mortuary, Inc.

NEW YORK
Alderwoods (New York), Inc.
Northeast Monument Company, Inc.

NORTH CAROLINA
Alderwoods (North Carolina), Inc.
Carothers Holding Company, Inc.
Lineberry Group, Inc.
Reeves, Inc.
MFH, L.L.C.
Westminster Gardens, Inc.

NORTH DAKOTA
Alderwoods (North Dakota), Inc.

OHIO
Alderwoods (Ohio) Cemetery Management, Inc.
Alderwoods (Ohio) Funeral Home, Inc.
Bennett-Emmert-Szakovits Funeral Home, Inc.

OKLAHOMA
Alderwoods (Oklahoma), Inc.

OREGON
Alderwoods (Oregon), Inc.
The Portland Memorial, Inc.
Universal Memorial Centers I, Inc.
Universal Memorial Centers II, Inc.
Universal Memorial Centers III, Inc.

PENNSYLVANIA
Alderwoods (Pennsylvania), Inc.
Bright Undertaking Company
H. Samson, Inc.
Knee Funeral Home of Wilkinsburg, Inc.
Nineteen Thirty-Five Holdings, Inc.
Oak Woods Management Company

RHODE ISLAND
Alderwoods (Rhode Island), Inc.

SOUTH CAROLINA
Alderwoods (South Carolina), Inc.
Graceland Cemetery Development Co.

SOUTH DAKOTA
Alderwoods (South Dakota), Inc.

TENNESSEE
Alderwoods (Tennessee), Inc.
DMA Corporation
Eagle Financial Associates, Inc.

TEXAS
Alderwoods (Texas) Cemetery, Inc.
Dunwood Cemetery Service Company
Earthman Cemetery Holdings, Inc.
Earthman Holdings, Inc.
Travis Land Company
Waco Memorial Park

VIRGINIA
Alderwoods (Virginia), Inc.

WASHINGTON
Alderwoods (Washington), Inc.
Evergreen Funeral Home and Cemetery, Inc.
Green Service Corporation
S & H Properties and Enterprises, Inc.
Vancouver Funeral Chapel, Inc.

WEST VIRGINIA
Alderwoods (West Virginia), Inc.

WISCONSIN
Alderwoods (Wisconsin), Inc.
Northern Land Company, Inc.

WYOMING
Alderwoods (Wyoming), Inc.